Filed Pursuant to Rule 424(b)(5)

Registration No. 333-210429

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Deferred compensation obligations of Fifth Third Bancorp	$11,713,811.00	100% (1)	$11,713,811.00	$1,357.63

(1)	Highest price, excluding interest, to be payable in connection with the rescission offer covered by this registration statement. The deferred compensation obligations are unsecured obligations of Fifth Third Bancorp to pay deferred compensation in the future in accordance with the terms of the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors and The Fifth Third Bancorp Nonqualified Deferred Compensation Plan. Deferred Compensation Obligations will be paid in cash.
(2)	Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this registration statement is accepted in full.
(3)	Calculated pursuant to Rule 457(j) on the basis of maximum aggregate offering price described in Note 2.

Prospectus Supplement

(to Prospectus dated March 28, 2016)

Fifth Third Bancorp

Deferred Compensation Obligations

Rescission Offer

We are making this offer (the “Rescission Offer”) with respect to deferred compensation obligations (the “Obligations”) under The Fifth Third Bancorp Nonqualified Deferred Compensation Plan (the “Plan”) to persons who elected between November 16, 2015 and December 11, 2015 to defer compensation under the Plan.

This Rescission Offer applies to deferrals of compensation earned with respect to the 2016 calendar year that were made under the Plan pursuant to elections of Plan participants made between November 16, 2015 and December 11, 2015 (the “2016 Elections”), which deferrals also include bonus amounts earned in respect of the 2016 calendar year and contributions made by us in 2016 under the Plan (the amount of such deferrals, including our contributions, the “Deferred Amounts”). If you accept the Rescission Offer, your book reserve account established under the Plan (your “Plan Account”) will be credited with an amount equal to the excess of your aggregate Deferred Amounts over the value in your Plan Account attributable to such Deferred Amounts as of the Expiration Date (as defined below) of the Rescission Offer (the “Current Deferred Amounts Value”), plus interest on such excess amount from the Expiration Date to the date of credit. However, we will not credit your Plan Account if your aggregate Deferred Amounts are equal to or less than the Current Deferred Amounts Value.

Although this prospectus supplement uses the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the credit amount, and the credit is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a credit under the Rescission Offer.

The Rescission Offer will expire at 4:00 P.M., Eastern Time, on June 2, 2017 (the “Expiration Date”). Our information agent for the Rescission Offer is D.F. King & Co., Inc. (“D.F. King”). Please contact D.F. King with any questions regarding the Rescission Offer at 1-800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

Our principal executive offices are located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, and our telephone number is 1-800-972-3030.

You may elect to accept the Rescission Offer by submitting a Rescission Offer Acceptance Form to American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent for the Rescission Offer, on or before the Expiration Date as set forth in this prospectus supplement and in accordance with the instructions set forth in the Rescission Offer Acceptance Form. You do not need to take any action to reject the Rescission Offer. If you fail to return a properly completed Rescission Offer Acceptance Form (together with any other required documents) by the deadline on the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register deferred compensation obligations pursuant to the Plan with respect to amounts deferred pursuant to elections made during the 12-month period ended on November 10, 2016, after which date no unregistered offers of Obligations were made under the Plan. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer” on page S-10.

Investing in our Obligations involves risks. See the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement.

The Securities and Exchange Commission (the “SEC”) has taken the position that deferred compensation obligations of issuers under their non-qualified deferred compensation plans may constitute debt securities and therefore may require registration under the Securities Act of 1933, as amended (the “Securities Act”), unless otherwise exempted. As a result, the Obligations subject to this Rescission Offer may be deemed not to have been properly registered under the Securities Act, because we inadvertently omitted these Obligations from registration with the SEC with respect to offers and distributions thereof under the Plan. Up to a maximum total of $11,713,811 of these Obligations, if constituting debt securities, have now been registered by means of the Registration Statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part. Accordingly, whether or not you accept this Rescission Offer, the Obligations subject to this Rescission Offer, if constituting debt securities, are now properly registered under the Securities Act effective as of the date of this prospectus supplement. We have not retained an underwriter in connection with this Rescission Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 27, 2017

Page

Prospectus Supplement

About this Prospectus Supplement	S-ii
Forward-Looking Statements	S-1
Questions and Answers About the Rescission Offer	S-3

About this Prospectus	2
Where You Can Find More Information	2
Use of Proceeds	3
Plan of Distribution	3
Validity of Securities	5
Experts	5

Appendices

Appendix A – Rescission Offer Acceptance Form	A-1
Appendix B – Rescission Offer Withdrawal Form	B-1

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The information contained in this prospectus supplement supersedes any inconsistent information contained in the accompanying prospectus. We are responsible for the information contained in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for information others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, is accurate as of any date other than their respective dates.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Fifth Third,” the “Company,” “we,” “us,” and “our” or similar terms are to Fifth Third Bancorp and its subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the prospectus contain or incorporate statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus supplement or the documents incorporated by reference herein, including the risk factors set forth in this prospectus supplement or in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	General economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected.

•	Deteriorating credit quality.

•	Political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions.

•	Changes in the interest rate environment reduce interest margins.

•	Prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions.

•	Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity.

•	Maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth.

•	Changes and trends in capital markets.

•	Problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third.

•	Competitive pressures among depository institutions increase significantly.

•	Changes in customer preferences or information technology systems.

•	Effects of critical accounting policies and judgments.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies.

•	Legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act.

•	Ability to maintain favorable ratings from rating agencies.

•	Failure of models or risk management systems or controls.

•	Fluctuation of Fifth Third’s stock price.

•	Ability to attract and retain key personnel.

•	Ability to receive dividends from its subsidiaries.

•	Potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third.

•	Declines in the value of Fifth Third’s goodwill or other intangible assets.

•	Effects of accounting or financial results of one or more acquired entities.

•	Difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv Holding, LLC.

•	Loss of income from any sale or potential sale of businesses.

•	Difficulties in separating the operations of any branches or other assets divested.

•	Losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales.

•	Inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all.

•	Ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks.

•	The impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

•	Such other risks discussed throughout the “Risk Factors” section of this prospectus supplement, and throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2016. See “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the Plan who deferred compensation earned in 2016 pursuant to your 2016 Elections. Please refer to the section under the heading “The Rescission Offer” below and the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus, which you should read carefully, and the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Q:	Why are you making the Rescission Offer?

A:	The Plan permits the participants to elect to defer a portion of their compensation (and permits us to contribute “matching allocation” amounts for certain Plan participants, as described in “The Rescission Offer — Background and Reasons for the Rescission Offer”) and then notionally invest that deferred compensation based on a number of investment benchmark alternatives through the Plan, including a benchmark based on the investment performance of Fifth Third common stock. Although the election to defer compensation is primarily for tax management, not investment, purposes, the SEC has taken the position that deferred compensation obligations of issuers under their non-qualified deferred compensation plans may constitute debt securities and therefore may require registration under the Securities Act unless otherwise exempted. Based on this position, during the third quarter of 2016, we determined that Obligations owed in respect of the Plan may have been required to be registered under the Securities Act.

On November 10, 2016, we filed a registration statement on Form S-8 covering the future offering of an additional $32,000,000 of Obligations under the Plan and the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors. In addition, we are making the Rescission Offer, which as described in this prospectus supplement may result in a credit being made to electing participants’ Plan Accounts, with respect to unregistered Obligations incurred pursuant to the 2016 Elections. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the offering of Obligations pursuant to the Plan to Plan participants. We believe that the statute of limitations period applicable to potential claims for rescission under the Securities Act is one year, but in no event later than three years after the security was bona fide offered to the public. Accordingly, in determining which deferrals are to be covered by the Rescission Offer, we selected the amounts deferred pursuant to elections made during the period of November 10, 2015 to November 10, 2016 (the “Relevant Period”), after which no unregistered offers of Obligations were made under the Plan. All of the deferral elections made during the Relevant Period were made between November 16, 2015 and December 11, 2015 with respect to compensation earned in respect of the 2016 calendar year and, therefore, the deferrals covered by this Rescission Offer include (i) base salary payable during the 2016 calendar year and deferred by payroll deduction, (ii) bonus amounts earned in respect of the 2016 calendar year and deferred by payroll deduction in February 2017, and (iii) our contributions into the Plan Accounts in 2016. The Rescission Offer does not cover the deferral of bonus amounts earned in the year of 2015 and paid in 2016, as those deferrals were not made pursuant to the elections made during the Relevant Period.

Non-employee members of our Board of Directors have not been eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers and employee members of our Board of Directors have informed us that they do not intend to participate in the Rescission Offer.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 4:00 P.M., Eastern Time, on June 2, 2017, the Expiration Date.

Q:	What will I receive if I accept the Rescission Offer?

A:	If the value in your Plan Account, as of the Expiration Date, attributable to your aggregate Deferred Amounts (which we refer to as “Current Deferred Amounts Value” in this prospectus supplement) is less than your aggregate Deferred Amounts, we will credit your Plan Account in U.S. dollars an amount equal to the excess of your aggregate Deferred Amounts over the Current Deferred Amounts Value, plus interest at a rate of 0.71% per year. Interest will be credited on such excess amount from the Expiration Date to the date that the credit to your Plan Account is made by us. If you are an active employee this credit will be notionally invested in accordance with your current investment election or, if you do not have an investment election on file, the credit will be notionally invested in the Plan’s qualified default investment alternative (“QDIA”). If you are not an active employee, the credit will be notionally invested in the Plan’s QDIA. The Plan’s QDIA is the JPMorgan SmartRetirement Target Date Fund that is appropriate for your age. You may exchange the amount notionally invested in such QDIA into other benchmark investment funds available under the Plan in accordance with the Plan’s normal procedures.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the credit amount, and the credit is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a credit under the Rescission Offer.

Q:	What compensation and other allocations into my Plan Account will be included as Deferred Amounts?

A:	The Deferred Amounts refer to the amounts of deferrals made under the Plan pursuant to elections of Plan participants made between November 16, 2015 and December 11, 2015, or the “2016 Elections.” The Deferred Amounts include (i) base salary payable during the 2016 calendar year and deferred by payroll deduction, (ii) bonus amounts earned in respect of the 2016 calendar year and deferred by payroll deduction in February 2017, and (iii) our contributions into the Plan Accounts in 2016, and are calculated based on the amounts initially deferred or contributed into the Plan Accounts.

Q:	What interest rate will be used in calculating any amounts owed to me?

A:	We will use an annual interest rate of 0.71%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Relevant Period.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the credit amount, and the credit is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a credit under the Rescission Offer.

Q:	Am I required to accept the Rescission Offer?

A:	No, you are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment as to whether doing so is economically beneficial to you. If you are an employee of Fifth Third, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Q:	Should I accept the Rescission Offer?

A:	You must make your own decision regarding whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if your Current Deferred Amounts Value will be less than your aggregate Deferred Amounts.

However, in deciding whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Material U.S. Federal Income Tax Considerations”).

In addition, you should note that, under the terms of the Rescission Offer, we will not adjust your Plan Account relating to any Obligations unless our records indicate that your Current Deferred Amounts Value is worth less than your aggregate Deferred Amounts.

The Rescission Offer credit amount is set forth in the answer to the third question above, “What will I receive if I accept the Rescission Offer?” Unless these criteria are satisfied, we will not credit any amount into your Plan Account relating to your Obligations pursuant to the Rescission Offer.

WE URGE YOU TO REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE RESCISSION OFFER.

If you have questions about the Rescission Offer acceptance process, you can call our information agent for the Rescission Offer, D.F. King, at 1-800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

Q:	Where can I obtain my deferral history under the Plan?

A:	Detailed information about your Deferred Amounts is available to you by contacting Empower Retirement by logging onto www.53Retirement.com or at 1-866-233-6446. Representatives are available weekdays 8:00 A.M. to 10:00 P.M., Eastern Time. The TTY number is 1-800-345-1833. If you are a current employee, you may also obtain information about your Deferred Amounts by reviewing your pay stubs through HRDirect. If you have questions about your pay stubs, you may call HRDirect at 1-877-694-7347.

The historical transaction information available to you through your online account and your pay stubs can assist you in determining whether you should accept the Rescission Offer. If you believe the Current Deferred Amounts Value will be less than your aggregate Deferred Amounts, acceptance of the Rescission Offer may be economically beneficial to you.

Q:	Will the Rescission Offer affect my ability to direct transactions in or exercise control over my Plan Account?

A:	No.

Q:	What is the effect of the Rescission Offer on my ability to assert claims?

A:

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors — The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

Q:	May I accept the Rescission Offer in part?

A:	No. If you accept the Rescission Offer, then you must accept it for all Deferred Amounts.

If you do not accept the Rescission Offer in full, you will not receive any credit to your Plan Account with respect to any Obligations subject to the Rescission Offer.

Q:	What happens if I accept the Rescission Offer, but the Current Deferred Amounts Value as of the Expiration Date is not less than my aggregate Deferred Amounts?

A:	If you submit a Rescission Offer Acceptance Form to us, we will not credit any amount to your Plan Account if your aggregate Deferred Amounts are equal to or less than their Current Deferred Amounts Value.

Q:	What do I need to do now to accept the Rescission Offer?

A:	If you want to accept the Rescission Offer, you must properly complete, sign and date the Rescission Offer Acceptance Form which accompanies this prospectus supplement (and a template of which is also included as Appendix A), as set forth below and in the Rescission Offer Acceptance Form, and deliver it so that it is received by AST, our transfer agent for the Rescission Offer, on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date.

You may return your completed Rescission Offer Acceptance Form by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Acceptance Form must be legible. You should retain a copy of your completed Rescission Offer Acceptance Form for your personal records. We recommend that you return the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM MUST BE LEGIBLE AND RECEIVED BY AST, OUR TRANSFER AGENT, ON OR BEFORE 4:00 P.M., EASTERN TIME, JUNE 2, 2017, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

We expect that amounts will be credited to your Plan Account on or before June 16, 2017, or as soon as practicable thereafter. You may confirm that the credited amounts have been received by your Plan Account by viewing your online account history, which can be accessed by logging on to www.53Retirement.com or by contacting Empower Retirement at 1-866-233-6446. Representatives are

available Monday through Friday, 8:00 A.M. to 10:00 P.M., Eastern Time. The TTY number is 1-800-345-1833. For more information, see “— Where can I obtain my deferral history under the Plan?”

All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.

If you have any questions related to accepting the Rescission Offer, you may call our information agent for the Rescission Offer, D.F. King, at 1-800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to initially reject the Rescission Offer.

If you have already accepted the Rescission Offer by returning a Rescission Offer Acceptance Form and now wish to reject the Rescission Offer, however, see “— Can I change my election after I have mailed my signed Rescission Offer Acceptance Form?”

Q:	What happens if I fail to properly complete or deliver the Rescission Offer Acceptance Form or take any other required action in a timely manner?

A:	If you do not return a properly completed Rescission Offer Acceptance Form (together with any other required documents) to us on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date, or if you fail to take any other required action in a timely manner, you will be deemed to have rejected the Rescission Offer, unless we in our sole discretion elect to waive the requirement for a particular document or action, or to extend the deadline for the delivery of any required document or the taking of any required action, as applicable.

If you reject the Rescission Offer, you will not receive any credit to your Plan Account with respect to the Obligations subject to the Rescission Offer. In addition, the Obligations that you hold and that are subject to the Rescission Offer, if constituting securities, will be registered as of the date of this prospectus supplement.

Q:	Can I change my election after I have mailed my signed Rescission Offer Acceptance Form?

A:	Yes. You can change your decision about accepting the Rescission Offer at any time on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date.

If you decide to reject the Rescission Offer after you have already submitted a Rescission Offer Acceptance Form, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus supplement (and a template of which is also included as Appendix B), and deliver it so that it is received by AST, our transfer agent for the Rescission Offer, on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date. To properly complete your Rescission Offer Withdrawal Form, you must include the unique offer identification number printed on the front of your Rescission Offer Acceptance Form.

You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:

Fifth Third Bancorp Rescission Offer American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Withdrawal Form must be legible. To properly complete your Rescission Offer Withdrawal Form, you must include the unique offer identification number that was located on the front of your Rescission Offer Acceptance Form. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 4:00 P.M., EASTERN TIME, JUNE 2, 2017, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM THAT YOU SUBMITTED AND WE ACCEPTED.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.

Q:	When and how will amounts be credited to my Plan Account with respect to Obligations subject to the Rescission Offer if I properly accept the Rescission Offer?

A:	If we receive a legible, properly completed Rescission Offer Acceptance Form from you on or before the Expiration Date and we determine that you are eligible to receive a credit under the Rescission Offer, we expect that you will receive the credit to your Plan Account with respect to the Obligations you hold that are subject to this Rescission Offer on or before June 16, 2017, or as soon as practicable thereafter.

All proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account. If you are an active employee this credit will be notionally invested in accordance with your current investment election or, if you do not have an investment election on file, the credit will be notionally invested in the Plan’s qualified default investment alternative (QDIA). If you are not an active employee, the credit will be notionally invested in the Plan’s QDIA. The Plan’s QDIA is the JPMorgan SmartRetirement Target Date Fund that is appropriate for your age. You may exchange the amount notionally invested in such QDIA into other benchmark investment funds available under the Plan in accordance with the Plan’s normal procedures.

Q:	I have received prospectus supplements and other documents with respect to more than one rescission offer relating to compensation and benefit plans of Fifth Third. Is this Rescission Offer conditioned upon the other rescission offers or my acceptance of any of the other rescission offers? Do I need to make separate elections with respect to each rescission offer I received?

A:

As further explained in “The Rescission Offer — Concurrent Rescission Offers,” we are making up to four concurrent voluntary rescission offers (including this Rescission Offer) to the eligible plan participants in four sets of plans (including the Plan). This Rescission Offer is not contingent upon the completion of any of the other rescission offers, and your ability to participate in this Rescission Offer is not contingent on whether you are eligible to participate in one or more of the other rescission offers.

Any acceptance or rejection of any of the other rescission offers will not constitute acceptance or rejection of this Rescission Offer. Instead, you will need to make a separate election with respect to each rescission offer, including this Rescission Offer, that you receive.

Q:	How will the Rescission Offer be funded?

A:	The Obligations are unsecured obligations of Fifth Third Bancorp to pay deferred compensation in the future from the general assets of Fifth Third Bancorp. As a result, any credits made to participants’ Plan Accounts in connection with this Rescission Offer will likewise be unsecured obligations of Fifth Third Bancorp to pay deferred compensation in the future from the general assets of Fifth Third Bancorp. Accordingly, any Plan Account credits made pursuant to the Rescission Offer will be made as book-entries into your Plan Account. The amounts that will be credited to the Plan’s rabbi trust with respect to any credits will be funded from our existing cash balance.

Even if all persons eligible to participate in the Rescission Offer accept our offer to the full extent, based on the current value in the Plan Accounts attributed to the Deferred Amounts of all eligible participants of the Plan, we do not expect that this Rescission Offer, and the exercise of other applicable rescission rights in the concurrent rescission offers, would have a material impact on our results of operations, financial condition, or liquidity.

Q:	Who can help answer my questions?

A:	If you have questions regarding the Rescission Offer, you may call our information agent for the Rescission Offer, D.F. King, at 1-800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

RISK FACTORS

An investment in our Obligations involves risks. In deciding whether to accept or reject the Rescission Offer, you should consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Forward-Looking Statements” above and the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2016, including those risks identified under the caption “Risk Factors” and, to the extent applicable, our subsequent quarterly reports on Form 10-Q. Please see “Where You Can Find More Information.”

The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our non-compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. If a person rejects or fails to respond to the Rescission Offer, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing actions or imposing penalties and fines against us with respect to any potential violations of securities laws. In any event, based on the current value in all eligible participants’ Plan Accounts attributable to their Deferred Amounts, we do not expect the Rescission Offer to have a material impact on our results of operations, financial condition or liquidity.

Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC has taken the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the offer and distribution of Obligations pursuant to the Plan that are the subject of the Rescission Offer was exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer.

Generally, the statute of limitations under the Securities Act for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that the Obligations are securities under federal or state laws, that we did not comply with any federal or state registration or disclosure requirements or that it is a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you may have.

You need to consider certain U.S. Federal Income Tax consequences.

See “Material U.S. Federal Income Tax Considerations.”

OUR COMPANY

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2017, Fifth Third had $140 billion in assets and operated 1,155 full-service Banking Centers and 2,471 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending and Wealth & Asset Management. Fifth Third also has a 17.8% interest in Vantiv Holding, LLC.

If you would like to know more about us, see our documents incorporated by reference in this prospectus supplement, as described under the heading “Where You Can Find More Information.”

Fifth Third’s principal executive office is: Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, telephone number: 1-800-972-3030.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

The Plan is a non-qualified deferred compensation plan that provides benefits for a select group of highly compensated employees. The purpose of the Plan is to provide a voluntary, systematic method for participants to defer receipt of a specified percentage of the participant’s compensation and to defer federal income tax and, where allowed, defer state, city and county income tax, on such compensation. In addition, we may contribute “matching allocation” amounts from time to time for certain Plan participants either with a deferral election in place under the Plan or with “annual compensation” (defined in the Fifth Third Bancorp 401(k) Savings Plan) in excess of the compensation limitation imposed by section 401(a)(17) of the Internal Revenue Code of 1986, as amended (for 2015 and 2016, $265,000).

Participants’ accounts are established by the employer as a book reserve to reflect the amounts credited to the participants in the Plan. Eligible participants may elect to have earnings (or losses) credited to their account from various investment benchmarks, including Fifth Third common stock. All contributions to a participant’s Plan account, including credits of earnings (or losses) based on the participant’s investment elections, are unsecured obligations of Fifth Third Bancorp to pay to the participant in the future, from the general assets of Fifth Third Bancorp, such amounts in cash in accordance with the terms of the Plan and the participant’s distribution election. Although the election to defer compensation is primarily for tax management, not investment, purposes, the SEC has taken the position that deferred compensation obligations of issuers under their non-qualified deferred compensation plans may constitute debt securities and therefore may require registration under the Securities Act unless otherwise exempted. Based on this position, during the third quarter of 2016, we determined that our Obligations under the Plan might not have been properly registered under the Securities Act due to inadvertent omissions from registration.

On November 10, 2016 we filed a registration statement on Form S-8 covering the future offering of an additional $32,000,000 of Obligations under the Plan and the Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors. In addition, we are making this Rescission Offer with respect to $11,713,811 of unregistered Obligations incurred pursuant to the 2016 Elections. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the acquisition of such Obligations by Plan participants pursuant to the Plan. The Rescission Offer is not an admission that the Obligations are securities under federal or state laws, that we did not comply with any federal or state registration or disclosure requirements or that it is a waiver by us of any applicable statute of limitations or any potential defense we may have.

We believe that the statute of limitations period applicable to potential claims for rescission under the Securities Act is one year, but in no event later than three years after the security was bona fide offered to the public. Accordingly, in determining which deferrals are covered by the Rescission Offer, we selected the deferral elections made during the 12-month period ended on November 10, 2016, or the “Relevant Period,” after which date no unregistered offers of Obligations were made under the Plan. All of the deferral elections made during the Relevant Period were made between November 16, 2015 and December 11, 2015 with respect to compensation earned in respect of the 2016 calendar year and, therefore, the deferrals covered by this Rescission Offer include (i) base salary payable during the 2016 calendar year and deferred by payroll deduction, (ii) bonus amounts earned in respect of the 2016 calendar year and deferred by payroll deduction in February 2017, and (iii) our contributions into the Plan Accounts in 2016. The Rescission Offer does not cover the deferral of bonus amounts earned in the year of 2015 and paid in 2016, as those deferrals were not made pursuant to the elections made during the Relevant Period.

Non-employee members of our Board of Directors have not been eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers and members of our Board of Directors have informed us that they do not intend to participate in the Rescission Offer.

Effect of the Rescission Offer

If you reject, or fail to timely accept in full, the Rescission Offer in accordance with the terms and conditions set forth in this prospectus supplement and the instructions set forth in the Rescission Offer Acceptance Form by 4:00 P.M., Eastern Time, on June 2, 2017, the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus supplement, you will not receive any credit into your Plan Account in the Rescission Offer. In addition, the Obligations subject to the Rescission Offer, to the extent that they are securities, will be considered to be registered securities as of the date of this prospectus supplement for purposes of applicable federal securities law.

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer. For federal securities law purposes, rejection of or the failure to accept a rescission offer may not terminate an offeree’s right to bring a civil action against the offeror for failure to register securities under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. Each person is urged to consider this possibility with respect to our Rescission Offer. Our Rescission Offer is not an admission that we did not comply with applicable federal or state requirements, nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have.

The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that the offer and distribution of Obligations that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.

Generally, the statute of limitations under the Securities Act for enforcement of your federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation period under many state statutes not typically beginning until the facts giving rise to the violation are known. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

The Obligations that are the subject of this Rescission Offer, if constituting securities, are now considered to be registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Terms of the Rescission Offer

If the value in your Plan Account, as of the Expiration Date, attributable to your aggregate Deferred Amounts (which we refer to as “Current Deferred Amounts Value” in this prospectus supplement) is less than your aggregate Deferred Amounts, you may accept the Rescission Offer with respect to the corresponding Obligations, in which case we will credit your Plan Account in U.S. dollars an amount equal to the excess of your aggregate Deferred Amounts over their Current Deferred Amounts Value, plus interest at a rate of 0.71% per year. Interest will be credited on such excess amount from the Expiration Date to the date that the credit is contributed by us.

Although we use the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the credit amount, and the credit is not considered interest for federal income tax purposes. Instead, the entire amount will be considered as a credit under the Rescission Offer.

Your aggregate Deferred Amounts are the sum of (i) your base salary payable during the 2016 calendar year and deferred by payroll deduction pursuant to your elections made between November 16, 2015 and December 11, 2015, or your “2016 Elections,” (ii) your bonus amounts earned in respect of the 2016 calendar year and deferred by payroll deduction in February 2017 pursuant to your 2016 Elections, and (iii) our contributions into your Plan Accounts in 2016, in each case calculated based on the amounts initially deferred or contributed into your Plan Account.

We will not credit any amount to your Plan Account in the Rescission Offer if your aggregate Deferred Amounts are equal to or less than their Current Deferred Amounts Value.

Because this Rescission Offer is being made, in part, to limit any contingent liability that we may have as a result of possible noncompliance with applicable U.S. federal registration requirements, and because the offerees to whom this Rescission Offer is being made reside in a variety of U.S. jurisdictions, we believe that it is appropriate to use a U.S. federal reference rate of interest to determine the interest rate to be applied in this Rescission Offer. U.S. federal law does not provide a specific rate of interest to be used in rescission offers. We will use an annual interest rate of 0.71%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Relevant Period, as published by the Board of Governors of the Federal Reserve System.

The Rescission Offer will expire at 4:00 P.M., Eastern Time, on June 2, 2017. If we receive a legible and properly completed Rescission Offer Acceptance Form from you on or before the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect any amounts to which you are entitled in the Rescission Offer will be credited to your Plan Account on or before June 16, 2017, or as soon as practicable thereafter.

Whether or not you are an active employee of Fifth Third, all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan Account.

Neither we nor any of our executive officers or directors make any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus supplement carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.

How To Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How To Accept the Rescission Offer

Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if your Current Deferred Amounts Value is less than your Deferred Amounts.

In order to accept the Rescission Offer, you must properly complete, sign and date the Rescission Offer Acceptance Form, which accompanies this prospectus supplement (and a template of which is also included as Appendix A), and deliver it by ordinary, certified or registered mail or via overnight delivery or courier so that it is received by AST, our transfer agent for the Rescission Offer, on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date. You may send your materials to:

Fifth Third Bancorp Rescission Offer American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Acceptance Form must be legible. You should retain a copy of your completed Rescission Offer Acceptance Form for your personal records. We recommend that you return the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM MUST BE LEGIBLE AND RECEIVED BY AST ON OR BEFORE 4:00 P.M., EASTERN TIME, JUNE 2, 2017, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions as to particular Obligations. A waiver of any defect or irregularity with respect to one Obligation shall not constitute a waiver of the same or any other defect or irregularity with respect to any other Obligations except to the extent we may otherwise so provide.

If you have any questions related to accepting the Rescission Offer, you may call our information agent for the Rescission Offer, D.F. King, at 1-800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

How To Reject the Rescission Offer

You do not need to take any action to initially reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form, however, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus supplement (and a template of which is also included as Appendix B), and deliver it so that it is received by AST, our transfer agent for the Rescission Offer, on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date.

You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Withdrawal Form must be legible. To properly complete your Rescission Offer Withdrawal Form, you must include the unique offer identification number that was located on the front of your Rescission Offer Acceptance Form. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above.

The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, AST MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 4:00 P.M., EASTERN TIME, JUNE 2, 2017, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 4:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular Obligations. A waiver of any defect or irregularity with respect to the withdrawal of one Obligation shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Obligations except to the extent we may otherwise so provide.

If you have questions regarding how to reject the Rescission Offer, you may call our information agent for the Rescission Offer, D.F. King, at 1-800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE OBLIGATIONS PURCHASED PURSUANT TO THE PLAN UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH OBLIGATIONS AND THREE YEARS FROM THE DATE SUCH OBLIGATIONS WERE BONA FIDE OFFERED TO THE PUBLIC.

Funding the Rescission Offer

The Obligations are unsecured obligations of Fifth Third Bancorp to pay deferred compensation in the future from the general assets of Fifth Third Bancorp. As a result, any credits made to participants’ Plan Accounts in connection with this Rescission Offer will likewise be unsecured obligations of Fifth Third Bancorp to pay deferred compensation in the future from the general assets of Fifth Third Bancorp. Accordingly, any Plan Account credits made pursuant to the Rescission Offer will be made as book-entries into your Plan Account. The amounts that will be credited to the Plan’s rabbi trust with respect to any credits will be funded from our existing cash balance.

Questions about the Rescission Offer

If you have any questions about the Rescission Offer, you may call our information agent for the Rescission Offer, D.F. King, at 1-800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

If you have any questions about accessing the transaction history of your Plan Account, you can contact Empower Retirement, the administrator of the Plan, at 1-866-233-6446 or log onto www.53Retirement.com. Representatives are available Monday through Friday 8:00 A.M. to 10:00 P.M., Eastern Time. The TTY number is 1-800-345-1833.

Accounting for the Rescission Offer

We intend to account for the Rescission Offer by recording the fair market value of the credits to your Plan Account as deferred compensation expense.

Concurrent Rescission Offers

During the third quarter of 2016, we determined that a number of shares of our common stock offered under our 401(k) Plan may have been inadvertently omitted from inclusion on a Form S-8 registration statement and a number of shares granted under Fifth Third’s Employee Stock Purchase Plan and incentive compensation plans may have been granted without appropriate prospectus delivery. As a result, we are making concurrent voluntary rescission offers to eligible plan participants in order to remediate the registration and prospectus delivery defects. We are making the rescission offers, including this Rescission Offer, with respect to the repurchase of a maximum of 3,527,522 shares of our common stock from the eligible participants and with respect to the credit related to the deferrals of $11,713,811 of deferred compensation obligations to the accounts of eligible participants. The concurrent rescission offers will be funded from our existing cash balance. Even if all persons eligible to participate in the concurrent rescission offers accept our offer to the full extent, based on the current market price of our common stock as well as the current value of our deferred compensation obligations, we do not expect that the exercise of any applicable rescission rights would have a material impact on our results of operations, financial condition, or liquidity.

This Rescission Offer is not contingent upon the completion of any of the other rescission offers, and your ability to participate in this Rescission Offer is not contingent on whether you are eligible to participate in one or more of the other rescission offers. Any acceptance or rejection of any other rescission offer will not constitute acceptance or rejection of this Rescission Offer. Instead, you will need to make a separate election with respect to each rescission offer, including this Rescission Offer, that you receive.

DESCRIPTION OF THE DEFERRED COMPENSATION OBLIGATIONS

This section summarizes the material terms of the Obligations. Because this section is a summary, it does not describe every aspect of the Obligations and is subject to and qualified by reference to the terms of the Plan. We reserve the right to amend or terminate the Plan at any time.

The Obligations are general unsecured obligations of Fifth Third Bancorp to pay deferred compensation in the future in accordance with the terms of the Plan from the general assets of Fifth Third Bancorp and rank pari passu with other unsecured and unsubordinated indebtedness of Fifth Third Bancorp from time to time outstanding.

The amount of compensation deferred by each participant is determined in accordance with each participant’s deferral election and the provisions of the Plan. The Plan provides for the notional investment of each participant’s Plan Account in such investments as the participant may have elected from among various investment options. The Obligations are the obligation to pay amounts measured by the book-keeping accounts, the returns on which are measured by the performance of certain investment benchmarks, including Fifth Third common stock, under the Plan.

The Plan permits the deferral of performance-based restricted stock of Fifth Third Bancorp; amounts credited to a participant’s contribution account pursuant to an election to defer performance-based restricted stock are measured by the performance of Fifth Third common stock. However, in practice Fifth Third Bancorp generally does not permit the deferral of performance-based restricted stock, and did not permit such deferrals in the 2016 Elections.

All deferral amounts under the Plans, together with earnings thereon, will be payable, in cash, upon the participant’s termination of employment in a single lump sum or in annual installments in accordance with the terms of the Plan and the participants’ elections. All deferral amounts under the Plan, together with earnings thereon, will be payable, in a single lump sum cash distribution, upon a participant’s death (unless a participant had commenced receiving installment payments prior to such participant’s death, in which case installment payments will continue to be paid to such participant’s beneficiary).

Participants cannot sell, assign, hypothecate, alienate, encumber or in any way transfer or convey in advance of receipt any Obligations, except at death. The Obligations are not convertible into any other security of Fifth Third Bancorp. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of Fifth Third Bancorp.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those described below. This summary does not address any state, local or foreign tax consequences and does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. This summary applies to you only if you are an individual citizen or resident of the United States. Residents of or persons subject to taxation in other countries are urged to seek advice from independent tax counsel in those countries, since the tax laws of those countries may differ substantially from those of the United States.

You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.

Your acceptance or rejection of the Rescission Offer, or credit to your Plan Account pursuant to the Rescission Offer, is not considered to be a taxable event before withdrawal or distribution of funds from your Plan Account. Whether or not you are an active employee of Fifth Third, any credit you receive from the Rescission Offer will be credited to your Plan Account. Upon a later distribution in accordance with the terms of the Plan, any gain resulting from the Rescission Offer will generally be taxable as ordinary income.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information that was filed later.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until this offering is completed or terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 24, 2017;

•	Current Reports on Form 8-K filed on February 6, 2017, March 9, 2017, April 7, 2017 (with respect to filed portions only), April 19, 2017 and April 27, 2017; and

•	Proxy Statement on Schedule 14A filed on March 9, 2017.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Office of the Corporate Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD 10909F

Cincinnati, Ohio 45263

(513) 534-4300

VALIDITY OF THE SECURITIES

The validity of the securities to be offered hereby will be passed upon for us by Thompson Hine LLP, Cincinnati, Ohio.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Fifth Third Bancorp’s internal control over financial reporting as of December 31, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Warrants

Senior Debt Securities

Subordinated Debt Securities

Stock Purchase Contracts

Units

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “FITB.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, and our telephone number at that address is 800-972-3030.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2016

Unless the context requires otherwise, references to “we,” “us,” “our” or similar terms are to Fifth Third Bancorp and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, subordinated debt securities, senior debt securities, warrants, stock purchase contracts, units, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” into this prospectus and the applicable prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.

2

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2015;

•	Current Reports on Form 8-K filed on January 14, 2016, March 2, 2016, March 10, 2016, and March 16, 2016

•	Proxy Statement on Schedule 14A dated March 10, 2016.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Heather Russell Koenig

Executive Vice President, Chief Legal Officer and Corporate Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD10AT76

Cincinnati, OH 45263

(513) 534-4300

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. At-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of the securities. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Securities other than common stock will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. These securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of the trading market for these securities.

3

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement relating to those securities.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so noted in the applicable prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

If we offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

4

We may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we may resell a security acquired from other holders, after the original offering and a sale of the security. Resales may occur in the open market or may be privately negotiated, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us under agreements that may be entered into with us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus in the ordinary course of business.

Fifth Third Securities, Inc. is a member of the Financial Industry Regulatory Authority (“FINRA”) and is an affiliate of ours for purposes of the FINRA Conduct Rules. In the event Fifth Third Securities, Inc. acts as an underwriter in connection with the offering of any securities under this prospectus and the related registration statement, such offering will be conducted in accordance with the applicable sections of Rule 2720 of the FINRA Conduct Rules. Pursuant to such rules, no FINRA member participating in any such offering will be permitted to execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds.

VALIDITY OF SECURITIES

Unless stated otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by H. Samuel Lind, Senior Vice President and Assistant General Counsel of Fifth Third Bancorp, and by Graydon Head & Ritchey LLP, Cincinnati, Ohio. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement. Mr. Lind owns shares of our common stock and holds options and other convertible securities to acquire additional shares of our common stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Fifth Third Bancorp’s internal control over financial reporting as of December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

5

Appendix A

RESCISSION OFFER ACCEPTANCE FORM

Fifth Third Bancorp Nonqualified Deferred Compensation Plan

Pursuant to the Nonqualified Deferred Compensation Plan Prospectus Supplement Dated April 27, 2017

THE NONQUALIFIED DEFERRED COMPENSATION PLAN RESCISSION OFFER WILL EXPIRE AT

4:00 P.M., EASTERN TIME, ON JUNE 2, 2017.

Return completed form to American Stock Transfer & Trust Company, LLC (“AST”), the transfer agent for the Rescission Offer:

By Mail, Hand, Express Mail, Courier or Other Expedited Service:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

All questions regarding the Rescission Offer should be directed to the information agent for the Rescission Offer, D.F. King & Co., Inc., at 1-800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER.

IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (“AST”) BY 4:00 P.M., EASTERN TIME, ON JUNE 2, 2017 (THE “EXPIRATION DATE”).

WE URGE YOU TO REVIEW FIFTH THIRD BANCORP’S (THE “COMPANY,” “FIFTH THIRD,” “WE” OR “US”) PROSPECTUS SUPPLEMENT DATED APRIL 27, 2017 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Unique Offer Identification Number: <ID Number> <Name> <Address1> <Address2> <Address3>

If there is any error in the name or address shown to the left, please make the necessary corrections and call Empower Retirement, the plan administrator, at 866-233-6446 to update your name or address for delivery and payment.

Ladies and Gentlemen:

If you accept this rescission offer, then you, the undersigned, hereby:

•	Acknowledge receipt of our Rescission Offer Prospectus Supplement, pursuant to which we offer to credit (the “Rescission Offer”) any decrease in value of your deferrals of compensation pursuant to elections made pursuant to the Fifth Third Bancorp Nonqualified Deferred Compensation Plan (the “Plan”) between November 10, 2015 and November 10, 2016 (the “Relevant Period” and such deferred compensation obligations, the “Obligations”).

•	Accept, effective as of the Expiration Date, the Rescission Offer for all Obligations that were deferred pursuant to elections made by you under the Plan during the Relevant Period, upon the terms and subject to the conditions set forth in the Prospectus Supplement.

•	Direct the Company to credit all proceeds pursuant to the Rescission Offer to your Plan account for notional investment, in accordance with the terms of the Prospectus Supplement. You acknowledge that you will not be eligible to accept the Rescission Offer if the applicable aggregate deferred amounts are less than the value in your Plan account attributable to such deferred amounts as of the Expiration Date.

If you are an active employee of the Company, credits to you pursuant to the Rescission Offer will be credited to your Plan account and notionally invested in accordance with your current investment election or, if you do not have an investment election, in the QDIA, which is the Plan’s qualified default investment alternative. If you are not an active employee, the credit will be notionally invested in the QDIA.

If you accept this Rescission Offer, you hereby acknowledge that upon later distribution in accordance with the Plan, any gain resulting from the Rescission Offer will generally be taxable as ordinary income to you.

If you accept the Rescission Offer, then you must accept it for all deferrals made under the Plan pursuant to elections made between November 16, 2015 and December 11, 2015.

SIGNATURES
THE UNDERSIGNED:
Print your name.

If the Prospectus Supplement was not mailed to your correct address, print the correct address below and also contact Empower Retirement, the administrator of the Plan, at 1-866-233-6446 to update your address.

Date	Signature

Unique Offer Identification Number
(located on the front of this form)

Residence Address

City, State and Zip Code

Mail Address (if different from residence)

City, State and Zip Code

Telephone Number

INSTRUCTIONS TO

RESCISSION OFFER ACCEPTANCE FORM

1.            GENERAL. The Rescission Offer Acceptance Form should be properly filled in, dated and signed, and should be delivered to AST at the address set forth on the first page of the Rescission Offer Acceptance Form.

The method of delivery to us is at your option and risk, but if sent by mail, we recommend using registered mail with return receipt requested.

2.            SIGNATURES.

Exact Signatures. If this Rescission Offer Acceptance Form is signed by the Offeree(s), the signature(s) must correspond with the name(s) as set forth in the box on the front cover of this Rescission Offer Acceptance Form.

3.            TIME IN WHICH TO ELECT. To be effective, a Rescission Offer Acceptance Form must be received by AST no later than 4:00 P.M., Eastern Time, on June 2, 2017 (the “Expiration Date”).

4.            QUESTIONS. All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness, effectiveness of any election, and sufficiency of any documentation) will be made by us, which determinations shall be final and binding. All questions can be directed to D.F. King, our information agent for the Rescission Offer, at 1 800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

If you have any questions or need assistance, please call:

D.F. King & Co., Inc.

Toll-Free: 1-800-669-5550

(Monday-Friday, 8:00 A.M.-10:00 P.M. EST)

Appendix B

RESCISSION OFFER WITHDRAWAL FORM

Fifth Third Bancorp Nonqualified Deferred Compensation Plan

Note: This Form is to be completed only if you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Nonqualified Deferred Compensation Plan Rescission Offer.

IF YOU WISH TO REJECT THE RESCISSION OFFER AND HAVE NOT COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU NO LONGER WISH TO ACCEPT THE RESCISSION OFFER AND HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, YOU MAY REVOKE YOUR ACCEPTANCE. IN ORDER TO REVOKE YOUR ACCEPTANCE, YOU MUST COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (“AST”) BY 4:00 P.M., EASTERN TIME, ON JUNE 2, 2017 (THE “EXPIRATION DATE”).

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT OF FIFTH THIRD BANCORP (THE “COMPANY,” “FIFTH THIRD,” “WE” OR “US”) DATED APRIL 27, 2017 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus Supplement of the Company, pursuant to which the Company offers to credit (the “Rescission Offer”) any decrease in value of the participant’s deferrals of compensation pursuant to elections made under the Fifth Third Bancorp Nonqualified Deferred Compensation Plan (the “Plan”) between November 10, 2015 and November 10, 2016 (the “Relevant Period” and such deferred compensation obligations, the “Obligations”).

Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer for all Obligations that were deferred pursuant to elections by the undersigned pursuant to the Plan during the Relevant Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that was previously completed by the undersigned are hereby revoked.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Unique Offer Identification Number (located in the address box on the front of your Rescission Offer Acceptance Form)

INSTRUCTIONS TO RESCISSION OFFER WITHDRAWAL FORM

Revoking or changing your previous acceptance of the Rescission Offer: If you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer, you may revoke your acceptance by:

(A)        Signing and dating the Rescission Offer Withdrawal Form and completing the name, address, telephone number, and Unique Offer Identification Number information above; and

(B)        Returning the Rescission Offer Withdrawal Form by mail so that it is received by AST on or before 4:00 p.m., Eastern Time, on June 2, 2017 (the “Expiration Date”). You may mail your Rescission Offer Withdrawal Form to the following address, via regular mail or overnight delivery:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Withdrawal Form must be legible. If you choose to revoke your previous acceptance of the Rescission Offer, we recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER, BUT NO LONGER WISH TO ACCEPT THE RESCISSION OFFER, AST MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 4:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, JUNE 2, 2017. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 4:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.

Questions: If you have questions about the Rescission Offer, you may call the rescission agent for the Rescission Offer, D.F. King & Co., Inc., at 1-800-669-5550, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

Deferred Compensation Obligations – Rescission Offer